Exhibit 16.1

January 16, 2008

Office of the Chief Accountant,
U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street NE
Washington, DC 20549-7561

Re:	MultiCell Technologies, Inc.
Commission File Number: (001-10221)

Dear Sirs:

We have read Item 4.01 of the Form 8-K, dated January 15, 2008 being filed by MultiCell Technologies, Inc. and are in agreement with the statements contained under Item 4.01(a). We have no basis to agree or disagree with the other statements made therein.

/s/ J.H. Cohn LLP
Roseland, New Jersey